UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2008

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into Material Definitive Agreements

See “Issuance of Notes and Warrants Pursuant to Exercise of Unit Put Agreement” and “Issuance of Convertible Promissory Note and Warrant” in Item 3.02 below.

Item 2.03  Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

See “Issuance of Notes and Warrants Pursuant to Exercise of Unit Put Agreement” and “Issuance of Convertible Promissory Note and Warrant” in Item 3.02 below.

Item 3.02  Unregistered Sales of Equity Securities

Issuance of Notes and Warrants Pursuant to Exercise of Unit Put Agreement

As previously disclosed on Form 8-K filed September 22, 2008, ProUroCare Medical Inc. (the “Company”) closed on a private placement of $325,000 of Unit puts and exercised $162,500 of the put options on September 16, 2008.   On September 24, 2008, the Company closed on the $162,500 put options exercised.

For each $10,000 Unit purchased, purchasers received an unsecured, subordinated convertible promissory note (a “Note”) in a principal amount of $9,500.  The principal amount of the Notes and any unpaid interest accrued thereon will convert into common stock upon the thirtieth day following completion underwritten public offering of the Company’s equity securities at 70% of the per share price of the equity securities issued therein, or if no such offering is completed by then, on March 16, 2010 at $0.15 per share.  Each purchaser also received an immediately exercisable warrant to purchase 2,000 shares of Company common stock as a part of each $10,000 Unit they purchased.  The purchase price for the warrant included in each Unit is $500.  The Warrants will remain exercisable until December 31, 2012.  Each Warrant is exercisable into common stock at $1.00 per share.  In aggregate, the Company issued notes in the principal amount of $154,375 and 32,500 warrants pursuant to the September 24, 2008 closing.

Issuance of Convertible Promissory Note and Warrant

On September 25, 2008, the Company borrowed $150,000 pursuant to a promissory note issued in favor of James Davis, a 5% shareholder of the Company.  Payment in full of the promissory notes and the interest accrued thereon at an annual rate of 10% is due on the earlier of seven days after the date the Company closes an underwritten public offering of equity securities or December 31, 2008.  In the event that the Company closes on a public offering of equity securities before December 31, 2008, Mr. Davis will have the option of converting the principal and accrued interest into shares of the Company’s common stock at 70% of the public offering price.  As consideration for providing the loan, the Company issued an immediately exercisable, five-year warrant to purchase 100,000 shares of the Company’s common stock at $1.50 per share to Mr. Davis.  The proceeds of the loan were used to retire the $150,000 principal balance of a promissory note issued in favor of Profile, LLC.

Sales of the securities described above were made in compliance with the requirements of Rule 506 of Regulation D under the Securities Act of 1933 and the exemption from registration provide thereby under Section 4(2) of the Securities Act of 1933.  In qualifying for such exemption the Company relied upon representations from the investors regarding their status as “accredited investors” under Regulation D, and the limited manner of the offering as conducted by the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

September 29, 2008	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer